EXHIBIT 10.6

                           PLEDGE AND ESCROW AGREEMENT
                           ---------------------------

      THIS PLEDGE AND ESCROW AGREEMENT (the "Agreement") is made and entered into as of April 11, 2006 (the "Effective Date") by and among SWISS MEDICA, INC., a corporation organized and existing under the laws of the State of Delaware (the "Pledgor"), and MONTGOMERY EQUITY PARTNERS, LTD., (the "Pledgee).

                                    RECITALS:
                                    ---------

      WHEREAS, in order to secure the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Company's obligations to the Pledgee or any successor to the Pledgee under this Agreement, the Securities Purchase Agreement of even date herewith between the Pledgor and the Pledgee (the "Securities Purchase Agreement"), the Convertible Debentures (the "Convertible Debentures") issued or to be issued by the Company to the Pledgee, either now or in the future, up to a total of Two Million Dollars ($2,000,000) of principal, plus any interest, costs, fees, and other amounts owed to the Pledgee thereunder, the Security Agreement of even date herewith between the Pledgor and the Pledgee (the "Security Agreement"), and all other contracts entered into between the parties hereto (collectively, the "Transaction Documents"), the Pledgor has agreed to irrevocably pledge to the Pledgee 27,586,207 shares (the "Pledged Shares") of the Pledgor's common stock which shall be held in reserve by Atlas Stock Transfer, Inc., the Pledgor's transfer agent (the "Transfer Agent").

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                              TERMS AND CONDITIONS
                              --------------------

      1. Pledge and Transfer of Pledged Shares.

            1.1. The Pledgor hereby grants to Pledgee a security interest in all Pledged Shares as security for Pledgor's obligations to the Pledgee (the "Obligations") under the Convertible Debentures. Simultaneously with the execution of this Agreement, the Pledgor shall instruct the Transfer Agent to reserve the Pledged Shares which shall be held in reserve pursuant to this Agreement until the full payment of all amounts due to the Pledgee under the Convertible Debentures and through repayment in accordance with the terms of the Convertible Debentures, or the termination or expiration of this Agreement.

      2. Rights Relating to Pledged Shares. Prior to the occurrence of an Event of Default (as defined herein) and the issuance of Pledged Shares to the Pledgee (in accordance with Section 5.1), the Pledged Shares shall not be, or be deemed to be, issued or outstanding shares of the Pledgor and neither the Pledgee nor any other person shall be entitled to vote the Pledged Shares, to receive dividends and other distributions thereon, or to enjoy any other rights and privileges incident to the ownership of the Pledged Shares.


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      3. Release of Pledged Shares from Pledge. Upon the payment of all amounts due to the Pledgee under the Convertible Debentures by repayment in accordance with the terms of the Note, the parties hereto shall notify the Transfer Agent to such effect in writing. Upon receipt of such written notice to the Transfer Agent, the Transfer Agent shall un-reserve such Pledged Shares, whereupon any and all rights of Pledgee in the Pledged Shares shall be terminated. Notwithstanding anything to the contrary contained herein, upon full payment of all amounts due to the Pledgee under the Convertible Debentures, by repayment in accordance with the terms of the Convertible Debentures, this Agreement and Pledgee's security interest and rights in and to the Pledged Shares shall terminate.

      4. Event of Default. An "Event of Default" shall be deemed to have occurred under this Agreement upon an Event of Default under the Transaction Documents.

      5. Remedies.

            5.1. Upon and anytime after the occurrence of an Event of Default, the Pledgee shall have the right acquire the Pledged Shares in accordance with the following procedure: (a) the Pledgee shall provide written notice of such Event of Default (the "Default Notice") to the Transfer Agent pursuant to the Irrevocable Transfer Agent Instructions dated the date hereof, with a copy to the Pledgor; (b) in the Default Notice the Pledgee shall specify the number of Pledged Shares to be issued to the Plegdee, provided however, that the Pledgee shall not have the right to acquire such number of Pledged Shares which would cause the Pledgee, together with its affiliates, to beneficially own in excess of 9.99% of the outstanding capital of the Pledgor (unless the Pledgee waives such limitation by providing 65 days' advance written notice), in the event that such issuance of Pledged Shares to the Pledgee shall shall cause the Pledgee, together with its affiliates, to beneficially own in excess of 9.99% of the outstanding capital of the Pledgor the Pledgee shall have the right to deliver to the Transfer Agent a Default Notice every time the Pledgee's holdings of Pledged Shares is under 9.99% of the outstanding capital of the Pledgor until such time the Pledgee has foreclosed on all the Pledged Shares, so long as the Event of Default remains uncured; and (c) as soon as practicable after receipt of a Default Notice, the Transfer Agent shall deliver the specified number of Pledged Shares in accordance with instructions to the Pledgor's Transfer Agent with instructions to issue such Pledged Shares to the Pledgee in accordance with the Irrevocable Transfer Agent Instructions of even date herewith, among the Pledgee, the Pledgor, avid Gonzalez, and the Transfer Agent.

            5.2. Upon receipt of the Pledged Shares issued to the Pledgee, the Pledgee shall have the right to (i) sell the Pledged Shares and to apply the proceeds of such sales, net of any selling commissions, to the Obligations owed to the Pledgee by the Pledgor under the Transaction Documents, including, without limitation, outstanding principal, interest, legal fees, and any other amounts owed to the Pledgee, and exercise all other rights and (ii) any and all remedies of a secured party with respect to such property as may be available under the Uniform Commercial Code as in effect in the State of New Jersey. To the extent that the net proceeds received by the Pledgee are insufficient to satisfy the Obligations in full, the Pledgee shall be entitled to a deficiency judgment against the Pledgor for such amount. The Pledgee shall have the absolute right to sell or dispose of the Pledged Shares in any manner it sees fit and shall have no liability to the Pledgor or any other party for selling or disposing of such Pledged Shares even if other methods of sales or dispositions would or allegedly would result in greater proceeds than the method actually used. The Pledgor shall remain liable for shortfalls, if any, that may exist after the Pledgee has exhausted all remedies hereunder. The Pledgee shall return any Pledged Shares issued to it and instruct the Escrow Agent to return any Pledged Shares it is holding in escrow after the all amounts owed to the Pledgee under the Convertible Debentures have been satisfied.


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

            5.3. Each right, power and remedy of the Pledgee provided for in this Agreement or any other Transaction Document shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or any other Transaction Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee to any other further action in any circumstances without demand or notice. The Pledgee shall have the full power to enforce or to assign or contract is rights under this Agreement to a third party.

            5.4. Demand Registration Rights. In addition to all other remedies available to the Pledgee, upon the issuance of Pledged Shares to the Pledgee, the Pledgor shall promptly, but in no event more than thirty (30) days after the date of the Default Notice, file a registration statement to register with the Securities and Exchange Commission the Pledged Shares for the resale by the Pledgee. The Pledgor shall cause the registration statement to remain in effect until all of the Pledged Shares have been sold by the Pledgee.

      6. Notice.

Notices. Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to the Pledgor, to:          Swiss Medica, Inc.
                                53 Yonge Street, 3rd Floor
                                Toronto, Ontario
                                Canada, M5E1J3
                                Attention:  Raghunath Kilambi
                                Telephone:  (416) 868-0202
                                Facsimile:  (416) 868-6776
With a copy to:
                                Richardson & Patel, LLP
                                10900 Wilshire Boulevard, Suite 500
                                Los Angeles, CA 90024
                                Attention:  Ryan Hong, Esq.
                                Telephone:  (310) 208-1182
                                Facsimile:  (310) 208-1154


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If to the Pledgee:              Montgomery equity Partners, Ltd.
                                2999 Northeast 191 Street - Penthouse II
                                Aventura, FL 33180
                                Attention:  Robert D. Press
                                Telephone:  (305) 936-1775
                                Facsimile:  (305) 692-1762

With copy to:                   David Gonzalez, Esq.
                                101 Hudson Street, Suite 3700
                                Jersey City, NJ 07302
                                Telephone:  (201) 985-8300
                                Facsimile:  (201) 985-1964

Any such notice shall be effective (a) when delivered, if delivered by hand delivery or overnight courier service, or (b) five (5) days after deposit in the United States mail, as applicable.

      7. Binding Effect. All of the covenants and obligations contained herein shall be binding upon and shall inure to the benefit of the respective parties, their successors and assigns.

      8. Governing Law; Venue; Service of Process. The validity, interpretation and performance of this Agreement shall be determined in accordance with the laws of the State of New Jersey applicable to contracts made and to be performed wholly within that state except to the extent that Federal law applies. The parties hereto agree that any disputes, claims, disagreements, lawsuits, actions or controversies of any type or nature whatsoever that, directly or indirectly, arise from or relate to this Agreement, including, without limitation, claims relating to the inducement, construction, performance or termination of this Agreement, shall be brought in the state superior courts located in Hudson County, New Jersey or Federal district courts located in Newark, New Jersey, and the parties hereto agree not to challenge the selection of that venue in any such proceeding for any reason, including, without limitation, on the grounds that such venue is an inconvenient forum. The parties hereto specifically agree that service of process may be made, and such service of process shall be effective if made, pursuant to Section 8 hereto.

      9. Enforcement Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

      10. Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute, or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.


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

      11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

      12. No Penalties. No provision of this Agreement is to be interpreted as a penalty upon any party to this Agreement.

      13. JURY TRIAL. EACH OF THE PLEDGEE AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN PLEDGEE AND PLEDGOR, THIS PLEDGE AND ESCROW AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.


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

      IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge and Escrow Agreement as of the date first above written.

                                        PLEDGOR:

                                        SWISS MEDICA, INC.
                                        By: /s/ Raghunath Kilambi
                                           --------------------------------
                                        Name: Raghunath Kilambi
                                        Title: Chief Executive Officer

                                        PLEDGEE:
                                        MONTGOMERY EQUITY PARTNERS, LTD

                                        By: Yorkville Advisors, LLC
                                        Its: General Partner

                                        By: /s/ Robert D. Press
                                        Name: Robert D. Press
                                        Title: Portfolio Manager


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

                                 DEFAULT NOTICE

                                          ___________, 2006

Atlas Stock Transfer Corp.
5899 South State Street
Salt Lake City, Utah 84107

Attention: Pamela Gray

Please be advised that Swiss Medica, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), is in defaulted under the Transaction Documents, as this term in defined in the Pledge Agreement dated _________ by and between the Company and Montgomery Equity Partners, LP ("Montgomery") (the "Pledge Agreement"). Therefore pursuant to the Irrevocable Transfer Agent Instructions dated _______ by and between, the Company, Montgomery, David Gonzalez, Esq. and Atlas Stock Transfer Corp. this is our irrevocable instruction to you, Atlas Stock Transfer Corp., as the Company's transfer agent, to issue ____________ shares of the Company's Common Stock which have been pledged to Montgomery and held by you, Atlas Stock Transfer Corp., as the Company's transfer agent under the Pledge Agreement in the name of Montgomery Equity Partners, LP.

                                    Very truly yours,

                                    Montgomery Equity Partners, LP
                                    By: Yorkville Advisors, LLC
                                    Its: General Partner

                                    By: ______________________
                                    Name: Robert Press
                                    Its: Portfolio Manager


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